Exhibit 99.2

2014 Fourth Quarter Earnings Call November 25, 2014 www.BeaconRoofingSupply.com 0% 20% 40% 60% 80% 100% 2014 2013 14.2% 13.6% 37.3% 37.6% 48.5% 48.8% Residential Roofing Non-Residential Roofing Complementary $- $100 $200 $300 $400 $500 $600 $700 $800 2014 2013 $725.9 $683.5 $163.2 $157.6 Sales Gross Profit / Margin 1 Quarterly Results Existing Market Product Mix Northeast 14.6% Mid-Atlantic 6.2% Southeast (13.2)% Southwest (11.9)% Midwest 21.0% West 8.2% Canada 8.7% Total 6.2% Organic Sales Growth (Decline) $ in millions Existing Market results above exclude branches acquired during the four quarters prior to the start of the fourth quarter of Fiscal 2014. 23.1% Existing Market Sales, Gross Profit & Gross Margin 22.5% Note: Some totals above may not foot due to rounding.

2014 Fourth Quarter Earnings Call November 25, 2014 www.BeaconRoofingSupply.com $- $20 $40 $60 $80 $100 $120 2014 2013 $119.9 $110.1 2 $ in millions 16.5% of Sales 16.1% of Sales Existing Market Operating Expenses Quarterly Results New Greenfield branch investments 6.1$ Selling expenses 3.9 Other (0.1) Total 9.8$ Operating Expense Incr. (Decr.) Note: Some totals above may not foot due to rounding. Existing Market results above exclude branches acquired during the four quarters prior to the start of the fourth quarter of Fiscal 2014.

2014 Fourth Quarter Earnings Call November 25, 2014 www.BeaconRoofingSupply.com 0% 20% 40% 60% 80% 100% 2014 2013 13.8% 13.6% 37.8% 36.6% 48.4% 49.8% Residential Roofing Non-Residential Roofing Complementary 3 Year - to - Date Results Northeast 2.4% Mid-Atlantic 0.2% Southeast (1.6)% Southwest (3.5)% Midwest 10.8% West 17.5% Canada 1.7% Total 2.9% Organic Sales Growth (Decline) $ in millions Existing Market results above exclude branches acquired during the four quarters prior to the start of Fiscal 2014. 24.0% Existing Market Sales, Gross Profit & Gross Margin 22.8% Existing Market Product Mix Note: Some totals above may not foot due to rounding. $- $500 $1,000 $1,500 $2,000 $2,500 2014 2013 $2,194.9 $2,132.7 $498.9 $506.2 Sales Gross Profit / Margin 23.7% 22.7%

2014 Fourth Quarter Earnings Call November 25, 2014 www.BeaconRoofingSupply.com $- $50 $100 $150 $200 $250 $300 $350 $400 2014 2013 $398.5 $375.8 4 $ in millions 18.2% of Sales 17.6% of Sales Existing Market Operating Expenses Year - to - Date Results New Greenfield branch investments 12.1$ Selling expenses 7.3 Incr. to allowance for uncollectible accts 2.8 Warehouse expenses 2.4 Reversal of prev. recorded stock option expense (2.6) Other 0.7 Total 22.7$ Operating Expense Incr. (Decr.) Note: Some totals above may not foot due to rounding. Existing Market results above exclude branches acquired during the four quarters prior to the start of Fiscal 2014.

2014 Fourth Quarter Earnings Call November 25, 2014 www.BeaconRoofingSupply.com $72.6 $53.8 $5.9 $1.7 $- $20 $40 $60 $80 2013 2014 Net Income Non-Cash & Working Capital Adjustments 5 $55.5 $ 78.5 $ in millions Cash Flow From Operations Year - to - Date Results Note: Some totals above may not foot due to rounding.